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                                                                     EXHIBIT 3.2

                             THE LIBERTY CORPORATION


                                     BYLAWS


                            ARTICLE I - SHAREHOLDERS


         Section 1. Annual Meetings. The annual meeting of the shareholders of the Company shall be held on such day during the first one hundred and fifty days of the calendar year as the Board of Directors may determine.

         Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or upon request of shareholders holding at least one-tenth of the outstanding stock of the Company entitled to vote at such meeting.

         Section 3. Place of Meetings. Each annual and special meeting of the shareholders shall be held at the principal office of the Company, or at such other place within or without the State of South Carolina as shall be designated by the Board of Directors or the officer calling such meeting.

         Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed by or at the direction of the Secretary, an Assistant Secretary or officer calling the meeting, not less than ten nor more than fifty days before the date of the meeting, to each shareholder of record, addressed to him at his address as it appears on the stock books of the Company, as of the date set pursuant to
Section 4 of Article VI hereof.

         Section 5. Proxies. At a meeting of shareholders, a shareholder may vote by proxy executed in writing by the shareholder and filed with the Secretary of the Company, bearing date within eleven months prior to the meeting unless a longer period is provided therein and is permitted by law.

         Section 6. Quorum. A majority of the issued and outstanding shares of the Company, present in person or by proxy and entitled to vote thereat, shall constitute a quorum at a meeting of shareholders.

         Section 7. Voting. Subject to the laws of the State of South Carolina with respect to multiple ownership of stock and the provisions of the Articles of Incorporation and Article VI hereof, each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the Company. Only those whose names appear as shareholders on the books of the Company, or their proxies or legal representatives, shall be entitled to vote or to participate in any meeting of shareholders. A majority of the votes cast at a duly called meeting at which a quorum is present shall decide any question that may come before the meeting, except as otherwise provided by law, these Bylaws or the Articles of Incorporation of the Company.

         Section 8. Control Share Statute. Article 1 of Title 36, Chapter 2 of the Code of Laws of South Carolina 1976 does not apply to control share acquisition of shares of this Corporation (as defined in such Article).

         Section 9. Shareholder Nominations and Proposals. At a meeting of the shareholders, only such business shall be conducted which has been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder.

         For business to be properly brought before a meeting by a shareholder, the Secretary of the Company must have received written notice thereof from the shareholder describing the nomination or proposal not less than one hundred and twenty nor more than one hundred and fifty calendar days before the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting; provided however, that in the event an annual meeting was not held during the previous year, or if the date of the current year's annual meeting has been changed by more than thirty days from the date of the previous year's meeting, the required notice by the shareholder of such nomination or proposal to be timely


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must be received by the Secretary of the Company within a reasonable time before the Company begins to print its proxy materials.

         In the case of shareholder nominations for election to the Board of Directors, the shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and, if known, residence address, (ii) the principal occupation or employment for the past five years, (iii) the class and number of shares of the Company which are legally or beneficially owned, (iv) other directorships held, (v) the names of business entities of which each such nominee owns a ten percent or more legal or beneficial interest, and (vi) all other information with respect to the nominees required by the Federal proxy rules in effect at the time the notice is submitted; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company which are legally or beneficially owned by the shareholder. In addition, the notice shall be accompanied by a written statement of each proposed nominee consenting to the proposed nomination, agreeing to serve as a director if elected, and confirming the accuracy of the information relating to the proposed nominee as set forth in the notice. The Company may require any proposed nominee to furnish such other information as may be reasonably required to determine the eligibility of such nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein.

         In the case of shareholder proposals other than the election of directors, the shareholder's notice to the Secretary shall set forth as to each matter proposed to be brought before the meeting (i) a brief description of the business to be brought before the meeting, (ii) the name, business and residence address of each of the shareholders submitting the proposal, (iii) the principal occupation or employment of that shareholder, (iv) the class and number of shares of the Company which are legally or beneficially owned by such shareholder, (v) any material interest of the shareholder in such business, and
(vi) such other information as the Board of Directors reasonably determines is necessary or appropriate.

         The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a shareholder nomination or proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law. If the Chairman should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Notwithstanding anything in these Bylaws to the contrary, no elections or other business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in Section 9 of Article I hereof.


                             ARTICLE II - DIRECTORS


         Section 1. General Powers and Authority. The business and property of the Company shall be managed by the Board of Directors and they shall and may exercise all powers and authority of the Company except as limited by law, the Articles of Incorporation, or elsewhere by these Bylaws. They shall have power and authority to make all necessary rules and regulations for their government and for the regulation of the business of the Company which are not inconsistent with the Articles of Incorporation and these Bylaws, and shall have general management and control of the Company. The Board of Directors may delegate from time to time to any committee, officer or agent, such power and authority as permitted by law.

         Section 2. Number, Election and Terms. Except as otherwise fixed pursuant to Article 4 of the Restated Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation (the "Preferred Stock") to elect additional directors under specified circumstances, the number of directors shall be 12; provided however, that the number of directors may be fixed from time to time at any number, not less than 9 nor more than 16, by resolution adopted by the Board of Directors. The directors, other than those who may be elected under specified circumstances by the holders of any class or series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number of members as possible, as determined by the Board of Directors. One such class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1986, another class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1987, and another class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1988. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election, and the successor to any director previously elected by the directors pursuant to Section 3 below as a member of a class whose term is not expiring at that meeting shall be elected by the shareholders for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred. The members of each class of directors shall hold office until their successors are elected and qualified or until their earlier resignation, disqualification, disability, death or removal from office.


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         Section 3. Newly Created Directorships and Vacancies. Except for any
directors who may be elected under specified circumstances by the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next shareholders' meeting at which directors of any class are elected and until such director's successor shall have been elected and qualified, or until his earlier resignation, disqualification, disability, death or removal from office. At the time of any increase in the number of directors, except in the case of directors elected in specified circumstances by the holders of any class or series of Preferred Stock, the Board of Directors shall specifically allocate the additional directorships among the three classes so as to make the three classes as nearly equal in number of members as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, but subject to this restriction, the Board of Directors shall effect and allocate any decrease in the number of directors in a manner and at such time or times so as to keep the three classes as nearly equal in number of members as possible.

         Section 4. Removal. Except for any directors who may be elected under specified circumstances by the holders of any class or series of Preferred Stock, any director may be removed from office, without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

         Section 5. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the date, time and place, either within or without the State of South Carolina, for the holding of additional regular meetings without other notice than such resolution.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or upon request of a majority of the Board, and may be held at such time and place, either within or without the State of South Carolina, as may be specified in the notice thereof. To the extent permitted by applicable law, special meetings of the Board of Directors, or of any committee thereof, may be held by conference telephone communication.

         Section 7. Notice of Meetings. Notice of each special meeting of the Board of Directors, stating the time, manner and place where the meeting is to be held, shall be given by or at the direction of the Secretary or an Assistant Secretary by mailing the same to each director at his residence or business address not less than three days before such meeting, or by giving the same to him personally or telegraphing or telephoning the same to him at his residence or business address not later than the day before the day on which the meeting is to be held. Any and all requirements for call and notice of meetings may be dispensed with if all directors are present at the meeting or if those not present at the meeting shall at any time waive or have waived notice thereof.

         Section 8. Quorum and Manner of Action. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided in the Restated Articles of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 9. Compensation. The directors shall receive such fees, retainers, expenses and the like for attendance at meetings of the Board and performance of their duties, as may be determined by the Board of Directors; provided, however, that no salaried officer shall receive a fee or retainer for attendance at such meetings or performance of such Board duties.



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                            ARTICLE III - COMMITTEES


         Section 1. Executive Committee. The Executive Committee shall consist of not less than two members, all of whom shall be members of the Board of Directors. Except as otherwise limited by law, the Executive Committee shall be vested with full authority to act for and on behalf of the Board of Directors in the management of the business and affairs of the Company and to do all things, including actions specified by these Bylaws to be performed by the Board of Directors, in the same manner and with the same authority and effect as if such acts had been performed by the Board of Directors.

         The members of the Executive Committee shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors. The Board of Directors shall designate the chairman of such committee, or if for any reason the Board shall fail to designate the chairman, then such committee shall elect its own chairman. Meetings of each such committee shall be held at such times and places as may be determined by its chairman or as may be agreed upon by members of the committee. A quorum at any meeting of such committee shall consist of a majority of the committee, and any action taken by such committee shall require the assent of at least a majority of the members who are present. Notice of meetings shall be given in the same manner as for special meetings of the Board of Directors. Any action taken by the Executive Committee shall be deemed to be action taken by the Board of Directors and shall be binding on the Company, but the Board of Directors shall at all times have the power to reverse and overrule any action taken by such committee, provided that the exercise of such power by the Board of Directors shall not in any way abrogate the obligations or duties owing by the Company to third parties who have acted in reliance on the action taken by such committee. All proceedings by such committee and all action taken by each such committee shall be reported to the Board of Directors at the meeting of the Board of Directors next following such proceedings or action.

         Section 2. Other Committees. There shall be such other committees consisting of directors, officers and employees of the Company as the Board of Directors, chairman of the Board, or the Chief Executive Officer of the Company may appoint from time to time.

         Section 3. Compensation. Members of committees shall receive such fees, retainers and expenses for attendance at committee meetings and performance of committee duties as may be determined by the Board of Directors; provided, however, that no salaried officer of the Company shall receive a fee or retainer for attendance at such meetings or performance of such committee duties.


                              ARTICLE IV - OFFICERS


         Section 1. Designation and Number. The officers of the Company shall be a Chairman of the Board, a Chief Executive officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and a controller, with such designation of rank, powers and duties as the Board of Directors may from time to time designate and determine. Such other officers or assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors with such duties and powers as the Board may from time to time designate and determine. Any two or more of said offices may be held by one person at the same time, except that the Chairman, Chief Executive Officer, or President may not also be the Secretary or Treasurer.

         Section 2. Election and Tenure. The officers of the Company shall be elected annually at the first regular meeting of the Board of Directors held after each annual meeting of shareholders, or at a special meeting called for that purpose if for any reason officers should not be elected at such first meeting, and shall hold office until the first regular meeting of the Board of Directors held after the next annual meeting of shareholders and their successors are duly elected and qualified; provided, however, that any officer may be removed from office by the Board of Directors at any regular or special meeting, meeting, and any vacancy in any office, however caused, may be filled by the Board of Directors at any regular or special meeting.

         Section 3. Duties of Officers. The Board of Directors shall, from time to time, in its discretion, designate and prescribe the duties incident to each office, and it may, at any time, expressly authorize any officer to perform any duty or function which is usually performed by any other officer.

         Section 4. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or by a committee of the Board. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.


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              ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS


         To the extent permitted by and subject to the laws of the State of South Carolina, any present or former director, officer or employee of the Company, or any person who, at the request of the Company, express or implied, may have served as a director or officer of another Company in which this Company owns shares or of which this Company is a creditor, shall be entitled to reimbursement of expenses and other liabilities, including attorney's fees actually and reasonably incurred by him and any amount owing or paid by him in discharge of a judgment, fine, penalty of costs against him or paid by him in a settlement approved by a court of competent jurisdiction, in any action or proceeding, including any civil, criminal or administrative action, suit, hearing or proceeding, to which he is a party by reason of being or having been a director, officer or employee of this or such other Company.

         To the extent permitted by and subject to the laws of the State of South Carolina, the Company is authorized to purchase and maintain insurance on behalf of any present or former director, officer, or employee of the Company, or any person who, at the request of the Company, express or implied, may have served as a director or officer of another company in which this Company owns shares or of which this Company is a creditor, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such together with such costs, fees, penalties, fines and the like with respect thereto, all as set forth hereinabove.

         This section is not intended to extend or to limit in any way the rights and remedies provided with respect to indemnification of directors, officers, employees, and other persons provided by the laws of the State of South Carolina but is intended to express the desire of the shareholders of this Company that indemnification be granted to such directors, officers, employees and other persons to the fullest extent allowable by such laws.


                           ARTICLE VI - CAPITAL STOCK


         Section 1. Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and every holder of uncertificated shares, upon request, shall be entitled to have a certificate, which shall be in such form as may be prescribed by the Board of Directors, shall be signed by the Chairman, Vice Chairman, Chief Executive Officer, President or a Vice President and by the Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the Company's seal or a facsimile thereof; provided, however, that if the certificate is countersigned by a transfer agent or any assistant transfer agent, or is registered by a registrar, other than the Company itself or an employee of the Company, such certificates may be signed with the facsimile signatures of the officers authorized to execute such certificates. All certificates shall be consecutively numbered or otherwise identified. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

         Section 2. Stock Record. The name and address of the person or entity to whom shares of the capital stock are issued, together with the certificate number, if a certificate is issued, number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled, and no new certificate or record of uncertificated shares shall be issued or made until the former certificate for a like number of shares shall have been surrendered and canceled. In the case of a lost, destroyed or mutilated certificate, a new certificate of stock or record of uncertificated shares may be issued or made therefor upon such terms and indemnity to the Company as the Board of Directors may prescribe.

         Section 3. Transfer of Stock. Transfer of stock of the Company shall be made on the books of the Company by direction of the person or entity named in the certificate or, in the case of uncertificated shares, by the person or entity in whose name shares stand on the books of the Company, or his attorney, lawfully constituted in writing, and upon the surrender of the certificate or certificates for such shares, where certificated, properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the Company or its agents may reasonably require, and accompanied by any necessary stock transfer tax stamps; or if the Board of Directors shall by resolution so provide, transfer of stock may be made in any other manner provided by law. Any such resolution providing for the issuance of uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. The person or entity in whose name shares stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.



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         Section 4. Closing Stock Transfer Books and Fixing Record Date. The
Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding fifty days preceding the date of any meeting of shareholders, payment of dividends, allocation of rights, change, conversion or exchange of capital stock, or the date of determining shareholders for any other purpose. In lieu of closing the stock transfer books, in order to determine the holders of record of the Company's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof or to receive payment of any dividend or allotment of rights, or to exercise rights with respect to any change, conversion or exchange of capital stock, or to give consent, or to make a determination of the shareholders of record for any other purpose, the Board of Directors of the Company may fix in advance a record date for such determination of shareholders, which date shall not be more than fifty days prior to the date of the action which requires such determination, nor, in the case of a shareholders' meeting, shall it be less than ten days in advance of such meeting.


                            ARTICLE VII - AMENDMENTS


         Section 1. Amendment by Shareholders. These Bylaws may be added to, amended or repealed, by the majority vote of the entire outstanding stock of the Company at any regular meeting of the shareholders, or at any special meeting, where such proposed action has been announced in the call and notice of such meeting.

         Section 2. Amendment by Board of Directors. Subject to the right of the shareholders to adopt, amend or repeal Bylaws, the Board of Directors shall have the power to adopt, amend or repeal Bylaws, by an affirmative vote of a majority of all directors then holding office, provided that notice of the proposal to adopt, amend or repeal the Bylaws is included in the notice to the directors with respect to the meeting at which such action takes place.